Exhibit 99.1
For further information, contact:
Ashley Ammon /Brian Prenoveau, CFA
ICR, Inc. for TRM Corporation
Office: (203) 682-8200
TRM Corporation Announces Resignation of Jeffrey Brotman from Board of Directors and Appointment of Michael E. Venezia to Board of Directors
PORTLAND, Oregon, September 12, 2008 — TRM Corporation (Pink Sheets: TRMM) today announced that Jeffrey Brotman, Chairman of the Board of Directors, resigned from the Company, effective September 9, 2008. Mr. Brotman’s resignation is based solely on personal considerations unrelated to TRM and did not result from any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices. In his resignation letter, Mr. Brotman stated, “My resignation is based solely on personal considerations. I remain highly confident in TRM’s business plan, its management, and its future prospects.”
Richard Stern, CEO of TRM Corporation stated, “We appreciate the years of dedicated service Jeff has brought to TRM. It was through Jeff’s efforts that we were able to quickly and effectively dispose of significant assets allowing us to pay down our debt and continue as a going concern. We wish him well in his future endeavors.”
TRM Corporation also announced today that Michael E. Venezia has been appointed to serve on its Board of Directors effective September 12, 2008. The appointment was pursuant to a provision in the Securities Purchase Agreement, dated April 18, 2008, as amended, by and among TRM Corporation, LC Capital Master Fund, Ltd. (the “Purchaser”) and Lampe Conway & Co., LLC allowing the Purchaser the right to require appointment of an additional director to TRM Corporation’s board of directors if it holds an aggregate of 2,500,000 warrants.
Michael E. Venezia, age 32, has been a Credit Analyst for Lampe, Conway & Co. LLC since June 15, 2005. Before joining Lampe, Conway & Co. LLC., Mr. Venezia served as a Vice President in the High Yield Group of Weiss, Peck & Greer from August 2004 to June 2005. Prior to joining Weiss, Peck & Greer, Mr. Venezia was a Vice President within Citigroup.
Richard Stern, TRM’s President and Chief Executive Officer said, “We welcome Mike to our board and look forward to his contribution.”
The Company has not yet named a replacement for the Chairman of the Board. The Board of Directors will nominate and appoint a new Chairman of the Board from the existing members of the Board.

About TRM Corporation
 TRM Corporation is a consumer services company that provides convenience ATM services in high-traffic consumer environments. TRM’s ATM customer base is widespread, with retailers throughout the United States.
Forward-Looking Statements
 Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for our services; access to capital; changes in interest rates; maintaining satisfactory relationships with our banking partners; our ability to continue to reduce attrition in our existing ATM estate and to add new ATMs; technological change; our ability to control costs and expenses; competition and our ability to successfully implement our acquisition strategy. Additional information on these factors, which could affect our financial results, is included in our annual report on Form 10-K for the fiscal year ended December 31, 2007 and in our quarterly reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 under the caption “Risk Factors” and elsewhere in such reports. Finally, there may be other factors not mentioned above or included in our SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement. Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.
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